EXHIBIT 99.1

Quanex Building Products Announces Third Quarter 2024 Results and Updates Full Year 2024 Guidance

Results Consistent with Expectations
Transformative Tyman Acquisition Closed August 1, 2024
Acquisition Integration Underway

HOUSTON, Sept. 05, 2024 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the three months ended July 31, 2024.

The Company reported the following selected financial results:

	Three Months Ended July 31,		Nine Months Ended July 31,
($ in millions, except per share data)	2024	2023	2024	2023
Net Sales	$280.3	$299.6	$785.7	$835.1
Gross Margin	$70.9	$78.6	$188.6	$197.5
Gross Margin %	25.3%	26.2%	24.0%	23.7%
Net Income	$25.4	$31.7	$47.0	$55.1
Diluted EPS	$0.77	$0.96	$1.42	$1.67

Adjusted Net Income	$24.2	$31.9	$51.8	$59.7
Adjusted Diluted EPS	$0.73	$0.97	$1.56	$1.81
Adjusted EBITDA	$42.0	$48.5	$101.3	$108.8
Adjusted EBITDA Margin %	15.0%	16.2%	12.9%	13.0%

Cash Provided by Operating Activities	$46.4	$64.1	$83.3	$102.6
Free Cash Flow	$40.1	$56.7	$59.9	$80.1

(See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table, Selected Segment Data table and reconciliation tables for additional information)

George Wilson, Chairman, President and Chief Executive Officer, stated, “Overall, the results we reported for the third quarter of 2024 were consistent with our expectations. Consistent with the seasonality of our business, volumes increased across all operating segments in the third quarter of this year when compared to the second quarter. However, when compared to the prior year, demand remained soft, but we believe the building products industry will benefit from pent up demand once interest rates start to trend lower and consumer confidence is restored. All things considered, profitability for the quarter was as expected, but due to the decrease in volumes, coupled with lower operating leverage, margins declined year-over-year. Our continued focus on cash flow and managing working capital enabled us to generate approximately $40 million in free cash flow during the quarter.

“Looking ahead, work on integrating the recently acquired Tyman business and creating something new and special within the building products industry is in progress. Our internal Integration Management Office team is executing on the plan to capture the targeted synergies. In addition, we are working to structure the organization in a manner that will enable us to capitalize on existing commercial opportunities and tap into new innovative solutions. We are excited about creating additional value for our shareholders by realizing the anticipated synergies related to this acquisition and building a stronger, more profitable company over time.”

Third Quarter 2024 Results Summary

Quanex reported net sales of $280.3 million during the three months ended July 31, 2024, which represents a decrease of 6.4% compared to $299.6 million for the same period of 2023. The decrease was mostly attributable to softer market demand across all operating segments. Quanex reported a 3.9% decrease in net sales for the third quarter in its North American Fenestration segment primarily due to lower volume. In its North American Cabinet Components segment, the Company reported a decline of 7.1% in net sales for the third quarter largely because of lower volume. Excluding foreign exchange impact, Quanex realized a decrease in net sales of 10.8% for the third quarter in its European Fenestration segment mainly due to lower volume and pricing pressure. (See Sales Analysis table for additional information)

The decrease in adjusted earnings for the three months ended July 31, 2024 was largely attributable to decreased operating leverage as a result of lower volumes related to softer market demand combined with higher material costs in the Company’s North American Fenestration and North American Cabinet Components segments.

Balance Sheet Update

As of July 31, 2024, prior to the Tyman closing, Quanex had total debt of $55.0 million (primarily finance leases) and the Company was Net Debt free. As of July 31, 2024, the Company’s LTM Net Income was $74.4 million and LTM Adjusted EBITDA was $152.1 million. (See Non-GAAP Terminology Definitions and Disclaimers section, Net Debt Reconciliation table and Last Twelve Months Adjusted EBITDA Reconciliation table for additional information)

Recent Events

As previously disclosed on August 1, 2024, Quanex announced it had closed on its acquisition of Tyman, creating a comprehensive solutions provider in the building products industry. The transaction creates a larger, more diversified supplier of components to OEMs; strengthens brand leadership by adding Tyman’s highly recognizable brands with wide customer bases; and enhances the combined company’s financial profile with the goal of accelerating growth and increasing profitability through greater scale and stronger cash flow. The Company intends to complete approximately 50% of the integration within the first 12 months and expects the acquisition to be accretive to earnings within the first full year after closing.

Outlook

Mr. Wilson commented, “Since we closed on the Tyman acquisition at the beginning of our fourth fiscal quarter, prior guidance for 2024 is no longer valid. While we still feel comfortable with the prior guidance for the legacy Quanex business, we are simply layering in the contribution from the Tyman business for the fourth quarter, which includes the impact related to performing full physical inventory counts at every legacy Tyman location prior to the end of our fiscal year. On a consolidated basis, we now estimate net sales of $1.275 billion to $1.285 billion, which should result in $171 million to $176 million of Adjusted EBITDA* in fiscal 2024.”

*When Quanex provides expectations for Adjusted EBITDA on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measures is generally not available without unreasonable effort. Certain items required for such a reconciliation are outside of the Company’s control and/or cannot be reasonably predicted or estimated, such as the provision for income taxes.

Conference Call and Webcast Information

The Company has also scheduled a conference call for Friday, September 6, 2024 at 11:00 a.m. ET (10:00 a.m. CT) to discuss the release. A link to the live audio webcast will be available on Quanex’s website at http://www.quanex.com in the Investors section under Presentations & Events.

Participants can pre-register for the conference call using the following link: https://register.vevent.com/register/BI899b4025b8dc44e086b54362366d6727

Registered participants will receive an email containing conference call details for dial-in options. To avoid delays, it is recommended that participants dial into the conference call ten minutes ahead of the scheduled start time. A replay will be available for a limited time on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events.

About Quanex

Quanex is a global manufacturer with core capabilities and broad applications across various end markets. The Company currently collaborates and partners with leading OEMs to provide innovative solutions in the window, door, vinyl fencing, solar, refrigeration, custom mixing, building access and cabinetry markets. Looking ahead, Quanex plans to leverage its material science expertise and process engineering to expand into adjacent markets.

For more information contact Scott Zuehlke, Senior Vice President, Chief Financial Officer & Treasurer, at 713-877-5327 or scott.zuehlke@quanex.com.

Non-GAAP Terminology Definitions and Disclaimers

Adjusted Net Income (defined as net income further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges, asset impairment charges, other net adjustments related to foreign currency transaction gain/loss and effective tax rates reflecting impacts of adjustments on a with and without basis) and Adjusted EPS are non-GAAP financial measures that Quanex believes provide a consistent basis for comparison between periods and more accurately reflects operational performance, as they are not influenced by certain income or expense items not affecting ongoing operations. EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net), Adjusted EBITDA and LTM Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges and asset impairment charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making. Net Debt is defined as total debt (outstanding balance on the revolving credit facility plus financial lease obligations) less cash and cash equivalents. The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that the Company believes is useful to investors and financial analysts in evaluating Quanex’s leverage. In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in the Company’s credit agreement.

Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures. Quanex uses the Free Cash Flow metric to measure operational and cash management performance and assist with financial decision-making. Free Cash Flow is measured before application of certain contractual commitments (including capital lease obligations), and accordingly is not a true measure of the Company’s residual cash flow available for discretionary expenditures. Quanex believes Free Cash Flow is useful to investors in understanding and evaluating the Company’s financial and cash management performance.

Quanex believes that the presented non-GAAP measures provide a consistent basis for comparison between periods and will assist investors in understanding the Company’s financial performance when comparing results to other investment opportunities. The presented non-GAAP measures may not be the same as those used by other companies. Quanex does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the following: impacts from public health issues (including pandemics) on the economy and the demand for Quanex’s products, timing estimates or any other expectations related to the Acquisition, the Company’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to Quanex’s industry, and the Company’s future growth, including any guidance discussed in this press release. The statements and guidance set forth in this release are based on current expectations. Actual results or events may differ materially from this release. For a complete discussion of factors that may affect Quanex’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023, and the Company’s Quarterly Reports on Form 10-Q under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Any forward-looking statements in this press release are made as of the date hereof, and Quanex undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data) (Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2024	2023	2024	2023

Net sales	$280,345	$299,640	$785,701	$835,091
Cost of sales	209,441	221,065	597,127	637,586
Selling, general and administrative	36,509	30,516	103,579	94,631
Depreciation and amortization	10,953	10,596	32,999	31,672
Operating income	23,442	37,463	51,996	71,202
Interest expense	(878)	(2,068)	(2,896)	(6,571)
Other, net	9,474	402	10,520	591
Income before income taxes	32,038	35,797	59,620	65,222
Income tax expense	(6,688)	(4,099)	(12,644)	(10,103)
Net income	$25,350	$31,698	$46,976	$55,119

Earnings per common share, basic	$0.77	$0.97	$1.43	$1.68
Earnings per common share, diluted	$0.77	$0.96	$1.42	$1.67

Weighted average common shares outstanding:
Basic	32,876	32,716	32,857	32,841
Diluted	33,106	32,919	33,087	33,031

Cash dividends per share	$0.08	$0.08	$0.24	$0.24

QUANEX BUILDING PRODUCTS CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	July 31, 2024	October 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$93,966	$58,474
Accounts receivable, net	87,554	97,311
Inventories	99,127	97,959
Income taxes receivable	1,447	8,298
Prepaid and other current assets	19,305	11,558
Total current assets	301,399	273,600
Property, plant and equipment, net	251,890	250,664
Operating lease right-of-use assets	63,642	46,620
Goodwill	186,195	182,956
Intangible assets, net	66,606	74,115
Other assets	2,718	3,188
Total assets	$872,450	$831,143

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$63,948	$74,371
Accrued liabilities	54,796	50,319
Income taxes payable	-	384
Current maturities of long-term debt	2,690	2,365
Current operating lease liabilities	6,435	7,224
Total current liabilities	127,869	134,663
Long-term debt	51,406	66,435
Noncurrent operating lease liabilities	59,099	40,361
Deferred income taxes	27,438	29,133
Other liabilities	12,502	14,997
Total liabilities	278,314	285,589
Stockholders’ equity:
Common stock	371	372
Additional paid-in-capital	250,297	251,576
Retained earnings	448,351	409,318
Accumulated other comprehensive loss	(30,131)	(38,141)
Treasury stock at cost	(74,752)	(77,571)
Total stockholders’ equity	594,136	545,554
Total liabilities and stockholders' equity	$872,450	$831,143

QUANEX BUILDING PRODUCTS CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (In thousands) (Unaudited)

	Nine Months Ended July 31,
	2024	2023
Operating activities:
Net income	$46,976	$55,119
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	32,999	31,672
Stock-based compensation	2,159	1,828
Deferred income tax	(2,321)	177
Gain on deal contingent foreign exchange forward currency contract	(9,200)	-
Other, net	886	2,423
Changes in assets and liabilities:
Decrease in accounts receivable	11,114	9,918
(Increase) decrease in inventory	(183)	23,864
Decrease (increase) in other current assets	1,646	(439)
Decrease in accounts payable	(9,634)	(15,471)
Increase (decrease) in accrued liabilities	948	(5,152)
Decrease (increase) in income taxes receivable	6,659	(3,534)
Increase in deferred pension benefits	-	22
Increase in other long-term liabilities	707	609
Other, net	577	1,523
Cash provided by operating activities	83,333	102,559
Investing activities:
Business acquisition	-	(91,302)
Capital expenditures	(23,435)	(22,450)
Proceeds from disposition of capital assets	115	183
Cash used for investing activities	(23,320)	(113,569)
Financing activities:
Borrowings under credit facilities	-	102,000
Repayments of credit facility borrowings	(15,000)	(60,000)
Repayments of other long-term debt	(1,893)	(1,954)
Common stock dividends paid	(7,943)	(7,952)
Issuance of common stock	573	753
Payroll tax paid to settle shares forfeited upon vesting of stock	(1,193)	(567)
Purchase of treasury stock	-	(5,593)
Cash (used for) provided by financing activities	(25,456)	26,687
Effect of exchange rate changes on cash and cash equivalents	935	2,482
Increase in cash and cash equivalents	35,492	18,159
Cash and cash equivalents at beginning of period	58,474	55,093
Cash and cash equivalents at end of period	$93,966	$73,252

QUANEX BUILDING PRODUCTS CORPORATION FREE CASH FLOW AND NET DEBT RECONCILIATION (In thousands) (Unaudited)

The following table reconciles the Company's calculation of Free Cash Flow, a non-GAAP measure, to its most directly comparable GAAP measure. The Company defines Free Cash Flow as cash provided by operating activities less capital expenditures.

	Three Months Ended July 31,		Nine Months Ended July 31,
	2024	2023	2024	2023
Cash provided by operating activities	$46,388	$64,099	$83,333	$102,559
Capital expenditures	(6,252)	(7,376)	(23,435)	(22,450)
Free Cash Flow	$40,136	$56,723	$59,898	$80,109

The following table reconciles the Company's Net Debt which is defined as total debt principal of the Company plus finance lease obligations minus cash.

	As of July 31,
	2024	2023
Revolving credit facility	$0	$55,000
Finance lease obligations (1)	55,007	55,792
Total debt (2)	55,007	110,792
Less: Cash and cash equivalents	93,966	73,252
Net Debt	($38,959)	$37,540

(1) Includes $50.7 million and $52.9 million in real estate lease liabilities considered finance leases under U.S. GAAP as of July 31, 2024 and July 31, 2023, respectively.
(2) Excludes outstanding letters of credit.

QUANEX BUILDING PRODUCTS CORPORATION NON-GAAP FINANCIAL MEASURE DISCLOSURE LAST TWELVE MONTHS ADJUSTED EBITDA RECONCILIATION (In thousands, except per share data) (Unaudited)

Reconciliation of Last Twelve Months Adjusted EBITDA	Three Months Ended July 31, 2024	Three Months Ended April 30, 2024	Three Months Ended January 31, 2024	Three Months Ended October 31, 2023	Total
	Reconciliation	Reconciliation	Reconciliation	Reconciliation	Reconciliation
Net income as reported	$25,350	$15,377	$6,249	$27,382	$74,358
Income tax expense	6,688	4,314	1,642	4,442	17,086
Other, net	(9,474)	(4)	(1,042)	6,110	(4,410)
Interest expense	878	950	1,068	1,565	4,461
Depreciation and amortization	10,953	10,894	11,152	11,194	44,193
EBITDA	34,395	31,531	19,069	50,693	135,688
Cost of sales (1),(2)	1,507	631	-	(35)	2,103
Selling, general and administrative (1),(2),(3)	6,133	7,862	205	109	14,309
Adjusted EBITDA	$42,035	$40,024	$19,274	$50,767	$152,100

(1) Expense related to plant closure.
(2) Loss on damage to manufacturing facilities caused by weather.
(3) Transaction and advisory fees.

QUANEX BUILDING PRODUCTS CORPORATION NON-GAAP FINANCIAL MEASURE DISCLOSURE (In thousands, except per share data) (Unaudited)
Reconciliation of Adjusted Net Income and Adjusted EPS
	Three Months Ended July 31, 2024			Three Months Ended July 31, 2023			Nine Months Ended July 31, 2024			Nine Months Ended July 31, 2023
	Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS
Net income as reported	$25,350	$0.77		$31,698	$0.96		$46,976	$1.42		$55,119	$1.67
Net income reconciling items from below	(1,199)	$(0.04)		201	$0.01		4,775	$0.14		4,550	$0.14
Adjusted net income and adjusted EPS	$24,151	$0.73		$31,899	$0.97		$51,751	$1.56		$59,669	$1.81
Reconciliation of Adjusted EBITDA
	Three Months Ended July 31, 2024			Three Months Ended July 31, 2023			Nine Months Ended July 31, 2024			Nine Months Ended July 31, 2023
	Reconciliation			Reconciliation			Reconciliation			Reconciliation
Net income as reported	$25,350			$31,698			$46,976			$55,119
Income tax expense	6,688			4,099			12,644			10,103
Other, net	(9,474)			(402)			(10,520)			(591)
Interest expense	878			2,068			2,896			6,571
Depreciation and amortization	10,953			10,596			32,999			31,672
EBITDA	34,395			48,059			84,995			102,874
EBITDA reconciling items from below	7,640			395			16,338			5,954
Adjusted EBITDA	$42,035			$48,454			$101,333			$108,828

Reconciling Items	Three Months Ended July 31, 2024			Three Months Ended July 31, 2023			Nine Months Ended July 31, 2024			Nine Months Ended July 31, 2023
	Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items
Net sales	$280,345	$-		$299,640	$-		$785,701	$-		$835,091	$-
Cost of sales	209,441	(1,507)	(1)	221,065	-		597,127	(2,138)	(1)	637,586	(48)	(2)
Selling, general and administrative	36,509	(6,133)	(1),(3)	30,516	(395)	(3)	103,579	(14,200)	(1),(3)	94,631	(5,906)	(2),(3)
EBITDA	34,395	7,640		48,059	395		84,995	16,338		102,874	5,954
Depreciation and amortization	10,953	-		10,596	-		32,999	-		31,672	-
Operating income	23,442	7,640		37,463	395		51,996	16,338		71,202	5,954
Interest expense	(878)	-		(2,068)	-		(2,896)	-		(6,571)	-
Other, net	9,474	(9,162)	(4)	402	(126)	(4)	10,520	(10,009)	(4)	591	(36)	(4)
Income before income taxes	32,038	(1,522)		35,797	269		59,620	6,329		65,222	5,918
Income tax expense	(6,688)	323	(5)	(4,099)	(68)	(5)	(12,644)	(1,554)	(5)	(10,103)	(1,368)	(4)
Net income	$25,350	$(1,199)		$31,698	$201		$46,976	$4,775		$55,119	$4,550

Diluted earnings per share	$0.77			$0.96			$1.42			$1.67

(1) Expense related to plant closure.
(2) Loss on damage to manufacturing facilities caused by weather.
(3) Transaction and advisory fees.
(4) Pension settlement (refund) expense, gain on foreign exchange forward currency contract and foreign currency transaction losses (gains).
(5)Tax impact of net income reconciling items.

QUANEX BUILDING PRODUCTS CORPORATION SELECTED SEGMENT DATA (In thousands) (Unaudited)

This table provides gross margin, operating income (loss), EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.
	NA Fenestration	EU Fenestration	NA Cabinet Components	Unallocated Corp & Other	Total
Three months ended July 31, 2024
Net sales	$170,258	$59,617	$51,448	$(978)	$280,345
Cost of sales	130,301	36,930	42,911	(701)	209,441
Gross Margin	39,957	22,687	8,537	(277)	70,904
Gross Margin %	23.5%	38.1%	16.6%		25.3%
Selling, general and administrative (1)	16,918	7,390	5,162	7,039	36,509
Depreciation and amortization	5,194	2,609	3,093	57	10,953
Operating income (loss)	17,845	12,688	282	(7,373)	23,442
Depreciation and amortization	5,194	2,609	3,093	57	10,953
EBITDA	23,039	15,297	3,375	(7,316)	34,395
Expense related to plant closure (Cost of sales)	1,507	-	-	-	1,507
Expense related to plant closure (SG&A)	125	-	-	-	125
Transaction and advisory fees	-	-	-	6,008	6,008
Adjusted EBITDA	$24,671	$15,297	$3,375	$(1,308)	$42,035
Adjusted EBITDA Margin %	14.5%	25.7%	6.6%		15.0%

Three months ended July 31, 2023
Net sales	$177,081	$67,889	$55,385	$(715)	$299,640
Cost of sales	135,126	41,266	44,935	(262)	221,065
Gross Margin	41,955	26,623	10,450	(453)	78,575
Gross Margin %	23.7%	39.2%	18.9%		26.2%
Selling, general and administrative (1)	14,254	8,039	5,095	3,128	30,516
Depreciation and amortization	5,033	2,434	3,084	45	10,596
Operating income	22,668	16,150	2,271	(3,626)	37,463
Depreciation and amortization	5,033	2,434	3,084	45	10,596
EBITDA	27,701	18,584	5,355	(3,581)	48,059
Transaction and advisory fees	-	-	-	395	395
Adjusted EBITDA	$27,701	$18,584	$5,355	$(3,186)	$48,454
Adjusted EBITDA Margin %	15.6%	27.4%	9.7%		16.2%

Nine months ended July 31, 2024
Net sales	$478,027	$165,637	$145,663	$(3,626)	$785,701
Cost of sales	370,930	104,327	124,278	(2,408)	597,127
Gross Margin	107,097	61,310	21,385	(1,218)	188,574
Gross Margin %	22.4%	37.0%	14.7%		24.0%
Selling, general and administrative (1)	46,558	23,008	15,354	18,659	103,579
Depreciation and amortization	15,887	7,705	9,240	167	32,999
Operating income (loss)	44,652	30,597	(3,209)	(20,044)	51,996
Depreciation and amortization	15,887	7,705	9,240	167	32,999
EBITDA	60,539	38,302	6,031	(19,877)	84,995
Expense related to plant closure (Cost of sales)	2,138	-	-	-	2,138
Expense related to plant closure (SG&A)	1,103	-	-	-	1,103
Transaction and advisory fees	-	-	-	13,097	13,097
Adjusted EBITDA	$63,780	$38,302	$6,031	$(6,780)	$101,333
Adjusted EBITDA Margin %	13.3%	23.1%	4.1%		12.9%

Nine months ended July 31, 2023
Net sales	$487,036	$186,604	$163,577	$(2,126)	$835,091
Cost of sales	382,315	119,421	136,722	(872)	637,586
Gross Margin	104,721	67,183	26,855	(1,254)	197,505
Gross Margin %	21.5%	36.0%	16.4%		23.7%
Selling, general and administrative (1)	41,707	23,996	15,939	12,989	94,631
Depreciation and amortization	15,328	7,135	8,988	221	31,672
Operating income (loss)	47,686	36,052	1,928	(14,464)	71,202
Depreciation and amortization	15,328	7,135	8,988	221	31,672
EBITDA	63,014	43,187	10,916	(14,243)	102,874
Loss on damage to manufacturing facilities (Cost of sales)	35	-	13	-	48
Loss on damage to manufacturing facilities (SG&A)	-	-	200	-	200
Transaction and advisory fees	-	-	-	5,706	5,706
Adjusted EBITDA	$63,049	$43,187	$11,129	$(8,537)	$108,828
Adjusted EBITDA Margin %	12.9%	23.1%	6.8%		13.0%

(1) Includes stock-based compensation expense for the three and nine months ended July 31, 2024 of $1.3 million and $2.5 million, respectively, and $5.3 million and $7.6 million for the comparable prior year periods.

QUANEX BUILDING PRODUCTS CORPORATION SALES ANALYSIS (In thousands) (Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2024	2023	2024	2023

NA Fenestration:
United States - fenestration	$131,394	$138,090	$362,674	$379,613
International - fenestration	6,950	8,542	20,559	22,019
United States - non-fenestration	27,873	26,423	81,196	73,823
International - non-fenestration	4,041	4,026	13,598	11,581
	$170,258	$177,081	$478,027	$487,036
EU Fenestration: (1)
International - fenestration	$50,551	$51,752	$139,270	$142,009
International - non-fenestration	9,066	16,137	26,367	44,595
	$59,617	$67,889	$165,637	$186,604
NA Cabinet Components:
United States - fenestration	$3,791	$4,486	$11,203	$12,613
United States - non-fenestration	47,287	50,199	133,456	148,774
International - non-fenestration	370	700	1,004	2,190
	$51,448	$55,385	$145,663	$163,577
Unallocated Corporate & Other:
Eliminations	$(978)	$(715)	$(3,626)	$(2,126)
	$(978)	$(715)	$(3,626)	$(2,126)

Net Sales	$280,345	$299,640	$785,701	$835,091

(1) Reflects a decrease of $0.9 million and an increase $0.7 million in revenue associated with foreign currency exchange rate impacts for the three and nine months ended July 31, 2024, respectively.